Exhibit 99.1

WEATHERFORD INTERNATIONAL PLC
2019 EXECUTIVE BONUS PLAN
1.Purpose. This Weatherford International plc (the “Company”) 2019 Executive Bonus Plan (the “Plan”) is designed to align the interests of the Company and eligible executives of the Company and its subsidiaries.

2.Adoption of the Plan. The Company, intending to be legally bound, hereby adopts the Plan effective as of March 27, 2019 (the “Effective Date”). The Plan shall be in effect from the Effective Date and shall continue until December 31, 2019, unless earlier terminated by the Company in accordance with Section 6(f) (the “Term”).

3.Definitions. For purposes of this Plan:
(a)“Administrator” means the Committee.

(b)“Board” means the Company’s Board of Directors.

(c)“Bonus Eligible Salary” means a Participant’s actual earned annual base salary, excluding any allowances, supplements or other non-ordinary course or similar amounts paid to such Participant (as determined by the Administrator) for the Performance Period.

(d)“Catch-Up Payment” means an upward adjustment to the Quarterly Bonus payment for the second, third or fourth Fiscal Quarters of 2019.

(e) “Cause” means: the definition of Cause specified in any applicable agreement between a Participant and the Company, and if not specified (i) a Participant having engaged in conduct that is or is reasonably expected to be materially injurious to the Company Group; (ii) a Participant’s material breach of any applicable agreement between the Participant and the Company; (iii) a Participant having been convicted of, or having entered a plea bargain or settlement admitting guilt for, any felony or engaging in fraudulent or criminal activity relating to the scope of the Participant’s employment (whether or not prosecuted); (iv) a Participant having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission for any securities violation involving fraud on the Participant’s part, including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied; (v) a Participant’s material violation of the Company’s business conduct policies, including the Weatherford Code of Conduct, or any restrictive covenants with the Company (including those set forth herein); (vi) a Participant’s gross negligence or material misconduct in the performance of duties and services required of the Participant; or (vii) the Participant’s continuing and repeated failure to perform duties as reasonably requested by the Company that are within the reasonable scope of the Participant’s duties, other than as a result of the Participant’s incapacity.

(f)“Committee” means the Compensation Committee of Directors of the Company appointed by the Board from among its members in accordance with applicable law and listing body regulations.

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(g)“Company Group” means the Company and its direct and indirect majority-owned subsidiaries.

(h)“Cumulative Performance Goals” means the goals for the Performance Metrics as established by the Administrator for the cumulative Relevant Fiscal Quarters and set forth in the Participation Notice or otherwise communicated to each Participant, for purposes of Catch-Up Payments described in Section 5(b)(ii).

(i)“Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(j)“Estimated Target Bonus” means an estimated amount of the Target Bonus, taking into account the estimated amount of Bonus Eligible Salary (as calculated by the Administrator), and communicated to each Participant.

(k)“Executive Plan Bonus” means the bonus payable to a Participant under the Plan for the Performance Period, including any Quarterly Bonus, Catch-Up Payment and any adjustment thereto payable hereunder.

(l)“Fiscal Quarter” means each of the four three-month periods that make up the 2019 fiscal year.

(m) “Participation Notice” means the letter or notification provided to a Participant granting a Participant the opportunity to earn an Executive Plan Bonus under the Plan.

(n)“Performance Goals” means the goals for the Performance Metrics as established by the Administrator for each Fiscal Quarter and set forth in the Participation Notice or otherwise communicated to each Participant.

(o)“Performance Metric” means the specific performance criteria used in determining Performance Goals or Cumulative Performance Goals. Performance Metrics may include, without limitation, one or more of the following: (A) adjusted earnings before interest, tax, depreciation and amortization, (B) revenue, (C) cost savings and other transformation goals, (D) free cash metrics (including, without limitation, days sales of inventory (DSI), days sales outstanding (DSO), and unbilled revenue ratio (URR)), (E) productivity goals (including non-productive time (NPT)), (F) safety metrics (including, without limitation, total recordable incident rate (TRIR)), and, in each case, may be based on the Company as a whole or any individual business or division (or group of businesses or divisions) thereof and may be calculated based on applicable accounting principles or such other methodology as determined appropriate by the Administrator. The Administrator may, in its discretion, adjust any Performance Metric on a pro forma basis or otherwise to take into account (x) any acquisitions or dispositions consummated during any Fiscal Quarter or the Performance Period or otherwise affecting the Performance Goals or Cumulative Performance Goals, (y) any material change in the Company’s business plan or (z) any other event or circumstance as determined appropriate. The determination of the Performance Metrics (and calculations thereof) and any adjustments thereto by the Administrator shall be final, conclusive and binding on all Participants and other persons.

(p)“Performance Period” means the period beginning on January 1, 2019 and ending on December 31, 2019.

(q) “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended.

(r)“Stretch Performance” means the Performance Goal established for maximum or “stretch” performance as established by the Administrator for any Fiscal Quarter and set forth in the Participation Notice or otherwise communicated to each Participant.

(s) “Target Performance” means the Performance Goal established for target performance as established by the Administrator for any Fiscal Quarter and set forth in the Participation Notice or otherwise communicated to each Participant.

(t)“Threshold Performance” means the Performance Goal established for threshold performance as established by the Administrator for any Fiscal Quarter and set forth in the Participation Notice or otherwise communicated to each Participant.

4.Eligible Participants. Each executive of the Company designated by the Administrator from time to time shall be a “Participant” under the Plan and eligible to receive an Executive Plan Bonus with respect to the Performance Period. To the extent any executive is a Participant, he or she will not be eligible to participate in any other form of incentive or bonus plan provided by the Company Group other than any retention plans and the Transformation Bonus Plan.

5.Terms of Participation. Unless otherwise determined by the Administrator:

(a)Executive Plan Bonus Opportunity.

(i) Each Participant shall be eligible to receive an Executive Plan Bonus for the Performance Period with a bonus opportunity equal to a percentage of the Participant’s Bonus Eligible Salary as determined by the Administrator (the Participant’s “Target Bonus”). The amount of the Executive Plan Bonus shall be determined based upon achievement of the applicable Performance Goals and Cumulative Performance Goals and may be allocated among such Performance Goals and Cumulative Performance Goals as determined by the Administrator; provided that the Administrator may, in its sole discretion, reduce the amount of any Executive Plan Bonus to take into account individual Participant performance and/or objective attainment. With respect to each Performance Goal, a Participant shall be eligible to receive, (i) upon achievement of Threshold Performance, 50% of the Target Bonus allocable to such Performance Goal or Cumulative Performance Goal, (ii) upon achievement of Target Performance, 100% of the Target Bonus allocable to such Performance Goal or Cumulative Performance Goal, and (iii) upon achievement of Stretch Performance, 200% (or such other percentage determined appropriate by the Administrator) of the Target Bonus allocable to such Performance Goal or Cumulative Performance Goal (with payments for performance between Threshold Performance and Target Performance, or between Target Performance and Stretch Performance, calculated on the basis of straight-line interpolation). Notwithstanding the foregoing, (A) each Participant who commences employment with the Company Group in, or is promoted or transferred within the Company Group to, a position eligible to participate in the Plan during the Performance Period shall be eligible to receive a prorated Executive Plan Bonus based on date such person first becomes eligible to participate in the Plan (and, to the extent promoted or transferred between eligible positions, the Executive Plan Bonus (and any Performance Goals or Cumulative Performance Goals or other terms and conditions related thereto) will be adjusted to reflect the change in position as determined appropriate by the Administrator (including, without limitation, prorating the Executive Plan Bonus among multiple Performance Goals, Cumulative Performance Goals and Performance Metrics, as appropriate)); and (B) each Participant who remains employed by the Company Group, but is demoted or transferred within the Company Group to a position otherwise ineligible to participate in the Plan during the Performance Period, shall be eligible to receive a prorated Executive Plan Bonus based on the period during the Performance Period in which he or she was eligible to participate in the Plan.

(b)Executive Plan Bonus Payments

(i)Subject to the provisions of this Plan (including Sections 5(b)(ii) and 5(b)(iii) and 5(c)) and any Participation Notice, each Participant shall be eligible to receive a portion, up to one-fourth, of such Participant’s Estimated Target Bonus for each Fiscal Quarter, based upon the extent to which the Performance Goals have been achieved for such Fiscal Quarter (the “Quarterly Bonus” for such Fiscal Quarter). Promptly after the end of each Fiscal Quarter and as soon as quarterly financials are estimable, the Administrator, shall certify the degree to which the applicable Performance Goals have been achieved and the amount of the Quarterly Bonus payable to each Participant hereunder. Any Quarterly Bonus required to be made under the Plan shall be paid in cash by the applicable member of the Company Group, in the calendar month following the end of the applicable Fiscal Quarter and in any event not later than 30 days after the end of the applicable Fiscal Quarter. Except as otherwise may be provided by the Administrator, in its sole discretion, no Quarterly Bonus shall be payable unless the Threshold Performance has been achieved for such Fiscal Quarter.

(ii)In addition to the Performance Goals being measured on a quarterly basis, the Cumulative Performance Goals for each Performance Metric shall be measured cumulatively as of the end of the second Fiscal Quarter and each Fiscal Quarter thereafter (each, a “Relevant Fiscal Quarter”). A Catch-Up Payment will be made for each of the Relevant Fiscal Quarters based on the extent to which the Company meets or exceeds the Cumulative Performance Goals. The amount of the Catch-Up Payment will be equal to the excess of (i) the Quarterly Bonus payable for such Relevant Fiscal Quarter based on the achievement of the applicable Cumulative Performance Goals as of the end of the Relevant Fiscal Quarter over (ii) the aggregate amount of Quarterly Bonuses previously paid to the Participant and the amount payable to the Participant under Section 5(b)(i) above for the Relevant Fiscal Quarter. Any Catch-Up Payment required to be made under the Plan shall be paid in the same manner as the Quarterly Bonus payment pursuant to Section 5(b)(i) above.

(iii)The Administrator shall determine whether any additional amount shall be payable to any Participant based on actual Bonus Eligible Salary, actual achievement of the applicable Performance Goals and Cumulative Performance Goals, any transfer, promotion, demotion or other change in role that affects bonus eligibility as described in Section 5(a) and that occurs prior to December 1, 2019, and any reductions for individual Participant performance and/or objective attainment, within 45 days following the end of the Performance Period, and any such additional amount payable shall be paid no later than March 15, 2020.

(c)Termination of Employment.

(i)In order to earn a Quarterly Bonus or Catch-Up Payment, a Participant must (i) remain actively employed by the Company Group (and not have been provided or received any notice of termination of employment with the Company Group) through the date on which such Quarterly Bonus or Catch-Up Payment is paid and (ii) have timely completed all safety and compliance requirements, including any required training. For the avoidance of doubt except as set forth in Section 5(c)(ii), a Participant whose employment with the Company Group terminates for any reason (including the Participant’s resignation) before the payment date or has not completed all safety and compliance requirements, including training, as of the payment date shall forfeit the right to the Quarterly Bonus or Catch-Up Payment payable on such date.

(ii)Notwithstanding Section 5(c)(i), if the employment of a Participant is terminated due to such Participant’s Disability or death or termination by the Company Group without Cause (and as of the date of termination (the “Termination Date”), and such Participant was otherwise eligible to receive a Quarterly Bonus or Catch-Up Payment), the Participant (A) will continue be eligible to receive payment of any Quarterly Bonus for any Fiscal Quarter ending prior to the Termination Date, and (B) will be eligible to receive a prorated portion of any Catch-Up Payment (prorated based on the amount of time worked during the Performance Period), in each case, payable in accordance with Section 5(a); provided that such Participant will not be entitled to any such payments to the extent that, on or following the Termination Date, he or she breaches any written agreement with any member of the Company Group. Any such prorated payment shall be in lieu of any severance payment or notice provisions in any severance plan, policy, program or other arrangement maintained by the Company Group.

6.Plan Administration.

(a)This Plan shall be administered by the Administrator. The Administrator is given full authority and discretion within the limits of the Plan to establish such administrative measures as may be necessary to administer and attain the objectives of the Plan. The Administrator (or its delegate, as applicable) shall have full power and authority to construe and interpret the Plan and any good faith interpretation by the Administrator (including, without limitation, any determination as to Disability, termination of employment and nature thereof, “active employment,” Performance Goal or Cumulative Performance Goal achievement, bonus levels and adjustments, and payment timing) shall be binding on all Participants and shall be accorded the maximum deference permitted by law.

(b)All rights and interests of Participants under the Plan shall be non-assignable and nontransferable, and otherwise not subject to pledge or encumbrance, whether voluntary or involuntary, other than by will or by the laws of descent and distribution. In the event of any sale, transfer or other disposition of all or substantially all of the Company’s assets or business, whether by merger, stock sale, consolidation or otherwise, the Company may assign the Plan and all obligations hereunder.

(c)The Company may deduct all applicable taxes and any other withholdings required to be withheld with respect to the payment of any award pursuant to the Plan. The Company is not making any warranties or representations to any Participant with respect to the income tax consequences of the grant or payment of any amount payable hereunder and no Participant is in any manner relying on the Company or any of its representatives for an assessment of such tax consequences. Each Participant is hereby advised to consult with his or her own tax advisor with respect to any tax consequences associated with the amounts payable hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any award provided for hereunder.

(d)Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company Group, and the Company may require the Participant, as a condition precedent to such payment, to execute a receipt and release to such effect. Any payments to a Participant in accordance with the provisions of this Plan shall be subject to any clawback or similar policy adopted by the Company pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, and any rules and regulations promulgated thereunder.

(e)Executive Plan Bonuses shall not be considered as extraordinary, special incentive compensation, and will not be included as “earnings,” “wages,” “salary,” or “compensation” in any pension, welfare, life insurance, or other employee benefit plan or arrangement of the Company Group.

(f)The Administrator, in its sole discretion, shall have the right to modify, supplement, suspend or terminate the Plan at any time, including, without limitation, to the extent permitted by law, changing the timing and/or form of payments under this Plan for Participants providing services outside of the United States; provided that, except as required by law, in no event shall any amendment or termination adversely affect the rights of Participants without the prior written consent of the affected Participants. Subject to the foregoing, the Plan shall terminate upon the satisfaction of all obligations of the Company or its successor entities hereunder.

(g)Nothing contained in the Plan shall in any way affect the right and power of the Company Group to discharge any Participant or otherwise terminate his or her employment at any time or for any reason or to change the terms of his or her employment in any manner.

(h)Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

(i)The administration of the Plan shall be governed by the laws of the State of Texas, without regard to the conflict of law principles of any state. Any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

(j)Section 409A.

(i)The Plan is intended to either comply with, or be exempt from, the requirements of Section 409A. To the extent that the Plan is not exempt from the requirements of Section 409A, the Plan is intended to comply with the requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. Each Participant’s right to receive any installment payments under the Plan shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A. Notwithstanding the foregoing, in no event whatsoever shall the Company Group be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Section 409A or for damages for failing to comply with Section 409A.

(ii)Notwithstanding anything in this Plan to the contrary, any compensation or benefits payable under this Plan that is considered nonqualified deferred compensation under Section 409A and is designated under this Plan as payable upon the Participant’s termination of employment shall be payable only upon the Participant’s “separation from service” with the Company within the meaning of Section 409A (a “Separation from Service”).

(iii)Notwithstanding anything in this Plan to the contrary, if the Participant is deemed by the Company at the time of the Participant’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which the Participant is entitled under this Plan is required in order to avoid a prohibited distribution under Section 409A, such portion of the Participant’s benefits shall not be provided to the Participant prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service with the Company or (B) the date of the Participant’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to the Participant (or the Participant’s estate or beneficiaries), and any remaining payments due to Participant under this Plan shall be paid as otherwise provided herein.

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IN WITNESS WHEREOF, the Company has caused the Plan to be adopted and signed by its duly authorized officer as of the date first set forth above.

Weatherford International plc

By:	/s/ Christina M. Ibrahim
Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

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